                                    EXHIBIT 3

                                POWER OF ATTORNEY

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Maximus, Inc. on August 11, 2003, Accession Number
0001104659-03-017464 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Maximus, Inc. on August 11, 2003, Accession Number 0001104659-03-017464 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Maximus, Inc. on August 11, 2003, Accession Number
0001104659-03-017464 and incorporated herein by reference.

Power of Attorney, dated as of January 21, 2003 for Waddell & Reed Ivy Investment Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Maximus, Inc. on August 11, 2003, Accession Number
0001104659-03-017464 and incorporated herein by reference.